Exhibit 99.1

Thorne HealthTech Reports Financial and Operating Results for the Third Quarter 2021

NEW YORK, Nov. 10, 2021 /PRNewswire/ — Thorne HealthTech, Inc. (“Thorne HealthTech” or the “Company”) (NASDAQ: THRN), a leader in developing innovative solutions for a personalized approach to health and wellbeing, today announced financial and operational results for the third quarter and nine months ended September 30, 2021.

“Our digitally native brand continues to thrive, and our third quarter results are representative of our team’s ability to execute against our plan. With record net sales of $48.0 million during the third quarter, near-record gross margins of 53.2% and free cash flow generation in excess of $7 million, we are off to an exciting start as a public company,” said Paul Jacobson, Chief Executive Officer of Thorne HealthTech. “Our vertically-integrated business is stronger than ever, and we are redefining the future in the health and wellness category. As we look forward, we have several key growth initiatives to create value for our shareholders, which include increasing brand awareness to grow our market share, deepening our relationship with our customers and further expanding our subscription business, and growing our Professional/B2B channel through the continued expansion of our premium products and services.”

Third Quarter 2021 Financial Highlights

•	Net sales of $48.0 million

•	Gross profit of $25.5 million

•	Gross margins of 53.2%

•	Net income of $1.0 million

•	Adjusted EBITDA of $1.1 million

Nine Months Ended September 30, 2021 Financial Highlights

•	Net sales of $135.4 million

•	Gross profit of $71.7 million

•	Gross margins of 52.9%

•	Net income of $5.3 million

•	Adjusted EBITDA of $15.1 million

Third Quarter Operational and Business Highlights

•

Thorne HealthTech’s shares began trading on the Nasdaq Global Select Market on September 23, 2021, under the ticker symbol “THRN,” after closing its initial public offering of 7,000,000 shares of common stock at a price of $10.00 per share, for total gross proceeds for the offering, before deducting the underwriting discounts and other offering expenses, of $70.0 million.

•	218,935 active subscriptions as of September 30, 2021, up 65.5% over the third quarter 2020. This represents 34.1% of DTC revenue for the quarter, up from 30.0% for the same period in 2020.

•	Annual marketing campaign that occurred in the third quarter; $10.8 million spent on marketing, or 22.5% of revenues.

Sales

Net sales for the three months ended September 30, 2021, were $48.0 million, an increase of 23.8%, as compared to $38.8 million for the same period in 2020. This growth was largely driven by double-digit increases across all sales channels, led by our DTC subscription sales of $6.2 million, up 41.4%, followed by our professional/B2B sales which grew $5.6 million, or 23.3%. Our subscription sales continue to be a key indicator of our growth strategy, our marketing success, and our ability to retain our customers. They also strengthen our brand loyalty.

Net sales for the nine months ended September 30, 2021, were $135.4 million, an increase of 32.4%, as compared to $102.3 million for the same period in 2020. This growth was largely driven by double-digit increases across all sales channels, led by professional/B2B sales which grew $19.7 million, or 32.5% growth, to $80.6 million year-to-date, as compared to $60.9 million for the same period in 2020. The Company’s DTC sales were $54.8 million in the nine months ended September 30, 2021, an increase of 32.2%, as compared to $41.4 million for same period in 2020. DTC subscription sales grew $5.2 million, or 43.4%, to $17.3 million in the nine months ended September 30, 2021, as compared to $12.0 million for same period in 2020.

Cost of Sales and Gross Profit

Cost of sales for the third quarter 2021 was $22.5 million, an increase of 15.6%, compared to $19.4 million for the third quarter of 2020. This increase in cost of sales was primarily driven by a 23.8% increase in net sales during the third quarter 2021.

Gross profit for the third quarter was $25.5 million, an increase of 32.1%, compared to $19.3 million for the same period in 2020. Gross profit as a percentage of sales for the third quarter of 2021 increased by 335 basis points, to 53.2%, compared to 49.9% during the same period of 2020.

Cost of sales for the nine-month period ended September 30, 2021, was $63.7 million, an increase of 16.0%, compared to $54.9 million for the third quarter of 2020. This increase in cost of sales was primarily due to increased product demand, reflected in the 32.4% sales increase during the nine-month period ended September 30, 2021.

Gross profit for the nine-month period ended September 30, 2021, was $71.7 million, an increase of 51.3%, compared to $47.4 million for the same period in 2020. Gross profit as a percentage of sales for the nine-months ended September 30, 2021, increased by 662 basis points, to 52.9%, compared to 46.3% during the same period of 2020.

Selling, General and Administrative Expenses

Total selling, general and administrative expenses for the third quarter of 2021 were $24.2 million, an increase of 79.7%, as compared to $13.5 million for the third quarter of 2020. This increase was primarily due to planned increases in marketing spend during the quarter of $10.8 million, up $8.4 million from $2.4 million during the third quarter of 2020. Excluding marketing expense, selling, general and administrative expenses were 28.0% of net sales during the third quarter of 2021 and 28.5% of sales during the same period in 2020. Research and development expense for the third quarter of 2021 was $2.2 million, as compared to $0.6 million for the third quarter of 2020.

Total selling, general and administrative expenses for the nine-month period ended September 30, 2021, were $57.1 million, an increase of 32.7%, as compared to $43.0 million for the same period in 2020. This increase was primarily due to planned increases in marketing spend during the period of $20.1 million, up $13.9 million from $6.1 million during the nine-month period ended September 30, 2020. Excluding marketing expense, selling, general and administrative expenses were 27.3% of net sales during the nine-month period ended September 30, 2021, and 36.0% of sales during the same period in 2020. Research and development expense for the nine-month period ended September 30, 2021, was $4.3 million, as compared to $3.1 million for the same period in 2020.

Net Income

For the third quarter 2021, net income was $1.0 million, as compared to net income of $4.2 million for the same period in 2020.

For the nine-month period ended September 30, 2021, net income was $5.3 million, as compared to net loss of $2.2 million for the same period in 2020.

Adjusted EBITDA (non-GAAP)

For the third quarter 2021, adjusted EBITDA was $1.1 million as compared to adjusted EBITDA of $7.7 million for the same period in 2020. The decrease was driven primarily by planned increased investments in advertising and marketing.

For the nine-month period ended September 30, 2021, adjusted EBITDA was $15.1 million as compared to adjusted EBITDA of $13.9 million for the same period in 2020.

Balance Sheet and Liquidity

As of September 30, 2021, the Company had $21.2 million of debt outstanding. Total cash and cash equivalents were $76.7 million as of September 30, 2021.

On October 4, 2021, the Company repaid the $20.0 million revolving line of credit. Following repayment, the Company had $1.2 million of debt outstanding.

Earnings Conference Call

Thorne HealthTech will host an investor conference call and webcast to discuss its recent financial results and provide an update on current business trends on Wednesday, November 10, 2021, at 8:30AM ET.

Conference Call Audio Only Dial-in Information: To participate in the conference call, dial (646) 904-5544 (domestic) or +1 (929) 526-1599 (international). Please dial into the call at least 10 minutes prior to the start to allow time to connect. The conference code is 498514.

A simultaneous webcast of the call will be accessible via the company’s website at https://investors.thornehealthtech.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the parties’ control, include risks described in the section entitled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission in its Final Prospectus filed pursuant to Rule 424(b) on September 23, 2021. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Thorne HealthTech disclaims any obligation to update these forward-looking statements.

Definitions

See the “Definitions” section for the definition of certain terms used within the press release, including within the schedules.

Use of Non-GAAP Financial Measures and Other Operating Metrics

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”) in this press release, including: EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin. See the schedules to this press release, including the “Definitions” section, for additional information and reconciliations of such non-GAAP financial measures.

About Thorne HealthTech:

Thorne HealthTech (Nasdaq: THRN) is a leader in developing innovative solutions for a personalized approach to health and wellbeing. Thorne HealthTech is a science-driven wellness company that is utilizing testing and data to create improved product efficacy and deliver personalized solutions to consumers, health professionals, and corporations. Thorne HealthTech’s unique, vertically integrated brands, Thorne and Onegevity, provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime.

CONTACTS

Investor Relations

Danielle O’Brien

thorneIR@edelman.com

Media

Isabella Wiltse

thornemedia@edelman.com

SOURCE: Thorne HealthTech, Inc.

THORNE HEALTHTECH, INC.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$48,009,678	$38,774,342	$135,383,383	$102,278,334
Cost of sales	22,469,952	19,444,844	63,710,703	54,900,528

Gross profit	25,539,726	19,329,498	71,672,680	47,377,806
Operating expenses:
Research and development	2,236,913	552,060	4,279,854	3,123,593
Write-off of acquired Drawbridge in-process research and development	—	—	1,563,015	—
Selling, general and administrative	24,222,656	13,478,279	57,078,758	43,003,047

Income (loss) from operations	(919,843)	5,299,159	8,751,053	1,251,166
Other (income) expense:
Interest expense, net	29,089	(137,777)	392,990	724,418
Guarantee fees	141,949	186,600	421,220	358,560
Change in fair value of warrant liability	(2,212,554)	420,084	(902,528)	1,138,268
Loss on Drawbridge transaction	—	—	165,998	—
Other expense (income), net	(39,473)	1,129	(77,616)	1,129

Total other (income) expense, net	(2,080,989)	470,036	64	2,222,375

Income (loss) before income taxes and loss from equity interests in unconsolidated affiliates	1,161,146	4,829,123	8,750,989	(971,209)
Income tax expense	78,914	47,934	122,452	128,708

Net Income (loss) before loss from equity interests in unconsolidated affiliates	1,082,232	4,781,189	8,628,537	(1,099,917)
Loss from equity interests in unconsolidated affiliates	(131,390)	(620,054)	(3,304,496)	(1,064,080)

Net income (loss)	950,842	4,161,135	5,324,041	(2,163,997)
Net (income) loss—non-controlling interests	(77,945)	583,661	(323,006)	(103,566)

Net Income (loss) attributable to Thorne HealthTech, Inc.	1,028,787	3,577,474	5,647,047	(2,060,431)
Undistributed earnings attributable to Series E convertible preferred stockholders	(553,078)	(3,577,474)	(5,171,338)	—

Net Income (loss) attributable to common stockholders	$475,709	$—	$475,709	$(2,060,431)

Earnings (loss) per share:
Basic	$0.02	$—	$0.02	$(0.20)
Diluted	$0.01	$—	$0.01	$(0.20)
Weighted average common shares outstanding:
Basic	21,212,668	11,932,085	19,032,403	10,439,466
Diluted	51,222,522	40,413,805	50,327,893	39,866,905

THORNE HEALTHTECH, INC.

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
EBITDA Calculation and reconciliation
Net income (loss)	$950,842	$4,161,135	$5,324,041	$(2,163,997)
Depreciation and amortization	1,067,176	957,682	3,329,145	2,851,203
Interest expense (income), net	29,089	(137,777)	392,990	724,418
Income tax expense	78,914	47,934	122,452	128,708

EBITDA	2,126,021	5,028,974	9,168,628	1,540,332
EBITDA margin	4.4%	13.0%	6.8%	1.5%
Adjustments:
Stock-based compensation	890,527	1,396,006	1,425,192	9,796,595
Change in fair value of warrant liability	(2,212,554)	420,084	(902,528)	1,138,268
Write-off of acquired Drawbridge in-process research and development	—	—	1,563,015	—
Loss on Drawbridge transaction	—	—	165,998	—
Guarantee fees	141,949	186,600	421,220	358,560
Loss from equity interests in unconsolidated affiliates	131,390	620,054	3,304,496	1,064,080

Adjusted EBITDA	$1,077,333	$7,651,718	$15,146,021	$13,897,835

Adjusted EBITDA margin	2.2%	19.7%	11.2%	13.6%

THORNE HEALTHTECH, INC.

Definitions

EBITDA and Adjusted EBITDA

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: interest income (expense), net; guarantee fees; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense; change in fair value of warrant liability; write-off of acquired Drawbridge in-process research and development; loss on the Drawbridge Transaction; loss from equity interest in unconsolidated affiliates; and the costs of relocating our production facility from Idaho to South Carolina and the associated start-up costs of the new facility. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons: (i) Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, interest expense, net, other (income) expense, net, loss from non-controlling interest and provision for income taxes, each of which can vary substantially from company to company depending upon their financing, capital structures and the method by which assets are acquired; (ii) our management uses Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and (iii) Adjusted EBITDA and Adjusted EBITDA Margin provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows: (i) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (ii) Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense, which is a recurring expense for our business and an important part of our compensation strategy; (iii) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (3) tax payments that may represent a reduction in cash available to us; or (4) the use of net operating loss (NOL) carryforwards and the full valuation reserve against deferred tax assets and liabilities are non-cash items that can have an impact on GAAP performance, but may not reflect the continuing operating results of our business; and (iv) the expenses and other items that we exclude in our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual or non-recurring expenses or other items from these financial measures.

Because of these limitations, Adjusted EBITDA and Adjusted EBITDA Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.